                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October, 28, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

Item 5.  Other Events.

         On October 28, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Ram A. Banin
    -----------------
Ram A. Banin
Acting Chief Financial Officer

Date: October 28, 1997

                            INDEX TO EXHIBITS

28.  Press Release, dated October 28, 1997

                 TCSI'S FLAGSHIP PRODUCT BREAKS NEW GROUND

  TCSI KEEPS DELIVERING ENHANCEMENTS TO SOLUTIONCORE , THE MOST ADVANCED,
                WIDELY DEPLOYED NETWORK MANAGEMENT PLATFORM

                 TCSI'S FLAGSHIP PRODUCT BREAKS NEW GROUND

  TCSI KEEPS DELIVERING ENHANCEMENTS TO SOLUTIONCORE , THE MOST ADVANCED,
                WIDELY DEPLOYED NETWORK MANAGEMENT PLATFORM


Montreal - October 28, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry today announced it is shipping the next generation of SolutionCore, with enhancements for improved performance, ease of use and standards-based interoperability. SolutionCore is an integrated suite of components which together comprise the world's most advanced telecom management platform. It is also the most widely deployed, the most scalable, and full featured platform available today. The latest group of enhancements further proves TCSI's commitment to developing quality tools that enable customers to bring products to market faster and at lower costs.

TCSI's strategy
SolutionCore was announced earlier this year in response to the need for a robust development platform for network management applications. This release offers service providers TMN and CORBA standards interoperability, support for Web and desktop graphical user interfaces (GUIs), performance and scalability improvements for large networks, state-of-the-art test tools, and enhanced training and on-line documentation. Keith Willetts, TCSI's senior vice president of marketing said, "SolutionCore allows companies to shift into the future of systems design...object-oriented technology for faster systems development at lower cost." TCSI maintains SolutionCore's lead in the market by responding quickly to customer's strategic needs.

What is new and improved?
The set of enhancements and new features supported in this release include:
  - The first platform to have both CORBA and TMN interoperability in the same package.
  - The ability to develop GUIs for desktop and web platforms, using popular tools like Java, Visual Basic, and Visual C++.
  - Expanded documentation including 100 new reference manual sections, plus a training course redesigned from the ground up.
  - Database performance improvements and new events manager that allow much greater scalability.
  - New state of the art test tools and testing methodologies to guarantee the highest quality software in the industry.

Major Enhancements
1) Release 2.0 of the TMN Services Package adds support for TMN communication standards. TSP 2.0, coupled with the power of OSP 5, is the first platform to provide TMN compliance in a complete development platform. This is a true, rapid TMN application generator -- TCSI's customers now have the ability to rapidly develop and deploy applications that will interoperate with other applications based on the CMIP/CMISE standards.

       Jay Lark, vice president of product management stated, "TSP 2.0 makes SolutionCore the first platform to offer full compliance with the TMN standard in a high productivity application development environment. It also provides developers with a suite of development tools and application programming interfaces [APIs] that eliminate the need to understand the complexities of the underlying protocols. This allows developers to focus on applications, rather than infrastructure."


2) The new CORBA Services Package adds CORBA 2.0 interoperability to OSP
   5.0. CORBA is the rapidly growing standard for distributed object management. With the addition of CSP, OSP applications will be able to integrate with any other CORBA 2.0 compatible application.

      Lark adds, "The CORBA Service Package not only provides application integration, but it also opens the door for JAVA and Visual Basic GUIs. These GUIs can easily be built using a variety of GUI development toolkits, and then interface with OSP-based applications using CSP. This offers a tremendous productivity and cost improvement over the traditional methods of GUI development."

All of the product's new features have completed extensive testing and trials. This includes successful interoperability testing with Newbridge Networks ConnectExec product. This will be jointly demonstrated in TCSI's PC-to-Network demonstration at NMF's Telemanagement World. For more complete details on SolutionCore and its latest improvements, please contact TCSI.

About TCSI's Products and Services
TCSI provides integrated products and services to many of the world largest and most successful telecom companies. TCSI offers SolutionServicesTM, a full range of services including consulting, customized development, deployment, maintenance, and training, SolutionCoreTM, TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and services management systems. TCSI's SolutionSuitesTM are integrated packages of applications components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include, but are not limited to the timing of significant customer orders and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.


                                   ####